Exhibit 99.1

EXECUTED VERSION

NOTICE OF FULL REDEMPTION
To the Holders of
Trans Union LLC
TransUnion Financing Corporation
11⅜% Senior Notes due 2018
CUSIP No. 893342AC9
NOTICE IS HEREBY GIVEN that, pursuant to Section 3.07(a) of the Indenture, dated as of June 15, 2010, among Trans Union LLC, TransUnion Financing Corporation (together, the “Issuers”), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Issuers’ 11 ⅜% Senior Notes due 2018 (the “Notes”), the Issuers have elected to redeem any and all of their outstanding Notes (the “Redeemed Notes”). The Redeemed Notes will be redeemed on May 9, 2014 (the “Redemption Date”) at a redemption price of 100.000% of the aggregate principal amount of the Redeemed Notes plus the Applicable Premium as of the Redemption Date, and 144 days of accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Applicable Premium with respect to each Note on the Redemption Date will be 6.758432%, which is equal to the excess of (A) the present value at the Redemption Date of (x) 105.688% of the principal amount of such Note plus (y) all required interest payments due on such Note through June 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points; over (B) the principal amount of such Note (the “Redemption Price”). The Treasury Rate, pursuant to the definition of “Treasury Rate” in the Indenture, shall be 0.13%, which shall be the rate as published on March 14, 2014, and the Redemption Price for the Notes will be 106.758432% or approximately $1,067.58432 per thousand dollars; plus 144 days of accrued and unpaid interest to the Redemption Date, or approximately $45.50 per thousand dollars.
No representation is made as to the correctness of the CUSIP Numbers either as printed on the Notes or as contained in this Notice of Redemption. Reliance may be placed only on the other identification numbers placed on the Notes.
The Trustee is the Paying Agent (as defined in the Indenture) with respect to the Notes subject to redemption. The Trustee’s address is:
Wells Fargo Bank, National Association

Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Regular Mail or Courier: Wells Fargo Bank, N.A. Corporate Trust MAC N9303-121 6th St. Marquette Avenue Minneapolis, MN 55479	In Person by Hand Only: Wells Fargo Bank, N.A.. Corporate Trust Operations Northstar East Building – 12th Floor 608 Second Avenue South Minneapolis, MN 55402

Payment of the Redemption Price with respect to any certificated Notes will be made only upon presentation and surrender thereof to the Paying Agent, at the address above.
On the Redemption Date, the Redemption Price will become due and payable in respect of the Redeemed Notes.
Unless the Issuers default in paying the Redemption Price or the Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of the Indenture, interest on the Redeemed Notes ceases to accrue on and after the Redemption Date and the only remaining right of the holders of the Redeemed Notes is to receive payment of the Redemption Price plus accrued and unpaid interest on the Redeemed Notes to the Redemption Date upon surrender of the Redeemed Notes as specified herein.
IMPORTANT TAX INFORMATION

Under current United States federal income tax law, backup withholding, at a rate of 28%, generally may apply to the payment of gross redemption proceeds, unless (i) in the case of a holder that is a beneficial owner of Notes and that is a United States person (as determined for U.S. federal income tax purposes), the Paying Agent has received a properly completed IRS Form W-9 setting forth the holder's taxpayer identification number and certain other information, or (ii) the holder otherwise establishes an exemption. A holder that is a beneficial owner of Notes and that is not a United States person (as determined for U.S. federal income tax purposes) generally may establish an exemption from backup withholding by providing to the paying agent an IRS Form W-8BEN, W-8ECI or other applicable Form W-8 upon which it certifies its foreign status. Copies of IRS Form W-9 or W-8 can be found on the IRS website at www.irs.gov.
To ensure compliance with Internal Revenue Service Circular 230, Holders are hereby notified that only discussion of tax matters set forth in this Notice of Redemption was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax-related penalties under federal, state or local tax law.

* * * * *

Direct inquiries regarding procedures to redeem the Notes to the Trustee by telephone at 1-800-344-5128 or by fax at 612-667-6282. Direct questions related to the terms of the Notes and calculation of the Redemption Price to the Issuer at 555 West Adams Street, Chicago IL 60502 Attn: Chief Financial Officer.

TRANS UNION LLC

By: _/s/ DAVID D. MCCRARY_________
Name: David D. McCrary
Title:    Vice President, Corporate Finance
and Treasurer

TRANSUNION FINANCING CORP.

    By: _/s/ DAVID D. MCCRARY_________
Name: David D. McCrary
Title:    Vice President, Corporate Finance
and Treasurer

Dated: April 9, 2014